       As filed with the Securities and Exchange Commission on December 22, 1999
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  POLYCOM, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                     94-3128324
      (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                                 2584 JUNCTION AVENUE
                                  SAN JOSE, CA 95134
          (ADDRESS, INCLUDING ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)
                        ATLAS COMMUNICATION ENGINES, INC.
                            1996 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                                MICHAEL R. KOUREY
                             CHIEF FINANCIAL OFFICER
                                  POLYCOM, INC.
                              2584 JUNCTION AVENUE
                               SAN JOSE, CA 95134
                                 (408) 526-9000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                                    Copy to:
                             MARK A. BERTELSEN, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
          TITLE OF SECURITIES                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
                   TO                           AMOUNT TO BE          OFFERING PRICE       AGGREGATE OFFERING       REGISTRATION
             BE REGISTERED                       REGISTERED            PER SHARE (2)              PRICE                 FEE
----------------------------------------------------------------------------------------------------------------------------------
Atlas Communication Engines, Inc.              476,817 shares            $53.125             $25,330,903.12          $6,687.36
1996 Stock  Incentive  Plan (the "Plan")(1)

Common Stock, $.0005 par value
----------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to an Agreement and Plan of Reorganization dated as of November 18, 1999, (the "REORGANIZATION AGREEMENT") by and among Polycom, Periscope Acquisition Corporation and Atlas Communication Engines, Inc. ("ATLAS"), the Registrant assumed all of the outstanding options to purchase common stock of Atlas under the Plan (the "ASSUMED OPTIONS"), with appropriate adjustments to the number of shares and exercise price of each Assumed Option to reflect the ratio at which the common stock of Atlas was converted into common stock of the Registrant under the Reorganization Agreement.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the "SECURITIES ACT") and computed pursuant to Rule 457(c) under the Securities Act based upon the average of the high and low prices of the Common Stock on December 20, 1999, as reported on the Nasdaq National Market.

                                  POLYCOM, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents and information previously filed with the Securities and Exchange Commission (the "COMMISSION") by Polycom, Inc. (the "REGISTRANT") are hereby incorporated herein by reference:

         - The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 filed with the Commission on March 15, 1999 pursuant to Section 13(a) the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

         - The Registrant's Quarterly Report on Form 10-Q for the quarters ended April 4, 1999, July 4, 1999 and October 3, 1999 filed with the Commission on May 18, 1999, August 17, 1999 and November 16, 1999, respectively, pursuant to Section 13(a) of the Exchange Act;

         - The description of Registrant's Common Stock contained in the Registrant's Registration Statement No. 00-27978 on Form 8-A filed with the Commission on March 12, 1996, pursuant to
                  Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         - The information contained in the Registrant's Registration Statements on Form S-8 (File No.'s 333-43059, 333-45351 and 333-86681) filed on or about December 23, 1997, January 30, 1998, and September 7, 1999, respectively.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEMS 4 - 7.

         Items 4 - 7, inclusive, are omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-45351).

ITEM 8.    EXHIBITS.


      EXHIBIT
      NUMBER    DESCRIPTION
      -------   -----------
        4.1     Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-27978 on Form 8-A
                as amended (including the exhibits thereto) which is
                incorporated by reference herein as indicated in Item 3(4).
        4.2     Atlas Communication Engines, Inc. 1996 Stock Incentive Plan and
                related agreements.
        5.1     Opinion of counsel as to legality of securities being
                registered.
        23.1    Consent of counsel (contained in Exhibit 5.1).
        23.2    Consent of PricewaterhouseCoopers LLP, Independent Accountants
        24.1    Powers of Attorney (see page 4).

ITEM 9.    UNDERTAKINGS.

         Item 9 is omitted in reliance upon General Instruction E to Form S-8, and the above incorporation by reference of a previously filed and currently effective S-8 (File No. 333-45351).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 22nd day of December 1999.

                        POLYCOM, INC.

                        By: /s/ Michael R. Kourey
                            -------------------------------------------------
                            Michael R. Kourey
                            Senior Vice President, Finance and Administration, Chief Financial Officer, Secretary and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert C. Hagerty and Michael R. Kourey, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

         IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THIS 22ND DAY OF DECEMBER 1999 BY
THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED:


       SIGNATURES                                        TITLE
       ----------                                        -----
/s/ Brian L. Hinman                 Chairman of the Board of Directors
------------------------
Brian L. Hinman

/s/ Robert C. Hagerty               President, Chief Executive Officer and Director
------------------------            (PRINCIPAL EXECUTIVE OFFICER)
Robert C. Hagerty

/s/ Michael R. Kourey               Senior Vice President, Finance and Administration, Chief Financial
------------------------            Officer, Secretary and Director
Michael R. Kourey                   (PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER)

/s/ Betsey S. Atkins                Director
------------------------
Betsey S. Atkins



/s/ John Seely Brown                Director
------------------------
John Seely Brown

/s/ Stanley J. Meresman             Director
------------------------
Stanley J. Meresman

/s/ William Owens                   Director
------------------------
William Owens

/s/ James R. Swartz                 Director
------------------------
James R. Swartz


                                INDEX TO EXHIBITS

      EXHIBIT   DESCRIPTION
      NUMBER    -----------
      -------
        4.1     Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 00-27978 on Form 8-A
                as amended (including the exhibits thereto) which is
                incorporated by reference herein as indicated in Item 3(4).
        4.2     Atlas Communication Engines, Inc. 1996 Stock Incentive Plan and
                related agreements.
        5.1     Opinion of counsel as to legality of securities being
                registered.
        23.2    Consent of PricewaterhouseCoopers LLP, Independent Accountants